Execution Version
August 12, 2014

Summary of Key Terms

Scott Freidheim Employment Agreement

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Employment Agreement: As promptly as practical after the date hereof, but in all events prior to the commencement of Scott Freidheim’s (the “Executive”) employment with CDI Corp. (the “Company”), the Executive and the Company will enter into a legally binding employment agreement (the “Agreement”) with a five year term that shall reflect the terms and conditions set forth herein (and such other terms and conditions as the parties may agree).

•	Position: The Executive will serve as the Chief Executive Officer and President of the Company, reporting to the Company’s Board of Directors (the “Board”).

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Board Appointment: The Company shall appoint the Executive to the Board effective the date he commences employment, which shall be no later than September 15, 2014 (the date the Executive commences employment with the Company, the “Start Date”). Thereafter, during the Executive’s employment with the Company, he shall be nominated to the Board at each applicable meeting of the Company’s stockholders.

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Duties and Responsibilities: The Executive shall be responsible for the overall day to day management and affairs of the Company and shall have such other duties and responsibilities as may be provided by the Board. During the Executive’s employment with the Company, the Executive shall devote the Executive’s entire productive time, ability and attention to the Company’s business.

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Outside Activities: During the Executive’s employment with the Company, the Executive may not, directly or indirectly, render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the Board’s prior written consent. Notwithstanding the foregoing, with the consent of the Board, the Executive may serve on the board of directors of one company (in addition to the Company and the non-profits described below), provided that such service does not result in a conflict of interest or interfere in any respect with the Executive’s duties and obligations to the Company (in each case, as determined by the Board).

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Current Board Memberships: Prior to the commencement of the Executive’s employment with the Company, the Executive shall resign from all corporate (for-profit) boards of directors on which he is serving. The Executive may continue to serve on the board of directors of any not-for-profit company on which he serves as of the date hereof,[1] provided that such service does not result in a conflict of interest or interfere in any respect with the Executive’s duties and obligations to the Company (in each case, as determined by the Board)

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Relocation Package: The Executive’s office location will be in Philadelphia, Pennsylvania and the Executive shall be required to relocate the Executive’s primary residence to the Philadelphia metropolitan area by September 30, 2014. The Company shall provide the Executive with the following relocation benefits incurred by Executive during his employment with the Company in connection with such relocation (with such amounts to be reimbursed after submission of evidence of the incurrence of the same in accordance with the Company’s

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1     Such non-profits are the Scholar Rescue Fund, Institute of International Education, Scott Freidheim Foundation and the Advisory Board of Sponsored Education Opportunities.

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reimbursement procedures): (i) temporary housing costs in the Philadelphia, Pennsylvania metropolitan area for a period of up to six months following the Executive’s commencement of employment, with such reimbursement not to exceed $20,000 for the first month and $10,000 per month for each of the next five months; (ii) reimbursement for up to three house hunting trips (Executive and spouse, economy coach airfare, and a reasonable car rental); (iii) reimbursement for closing costs for (a) sale of Executive’s current primary residence and (b) purchase of new primary residence in the Philadelphia, Pennsylvania metropolitan area (i.e., title insurance, recording fees, real estate transfer taxes, flood certification, recording/notary fees, attorney’s fees and surveys/inspections); (iv) upon the purchase of such new primary residence in Philadelphia, Pennsylvania metropolitan area, reimbursement for (a) transportation of up to two automobiles and (b) packing and shipping of household furniture and household personal effects); (v) pocket/street money allowance in the amount of $15,000 for miscellaneous costs; and (vi) payment of the balance of the Executive’s current apartment lease in the UK as of the date he relocates to the Philadelphia, Pennsylvania metropolitan area (which is expected to be approximately $50,000-$60,000). If the Executive so requests prior to the making of any such reimbursement, and if the Company determines that doing so is permitted by all applicable securities and other laws, and the rules of any applicable stock exchange, the Company shall provide the Executive with fully vested shares of Company stock in lieu of cash for the items above (with such shares to have a fair market value on the date of transfer equal to the amount of the expenses then being reimbursed).

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Base Salary: The Executive shall be paid an annual base salary of $600,000. The Executive’s base salary shall be reviewed annually by the Compensation Committee of the Board (the “Compensation Committee”).

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Annual Cash Incentive: The Executive shall be eligible to receive a discretionary cash bonus for the portion of the 2014 calendar year during which the Executive is employed by the Company, as determined by the Board. Beginning with the 2015 calendar year, the Executive shall be eligible to earn an annual performance-based cash bonus of up to 100% of base salary pursuant to a bonus plan and performance criteria established bythe Compensation Committee. Payment of any annual bonus shall be contingent on the Executive’s employment on the bonus payment date.

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Equity Incentive Awards: During the Executive’s employment with the Company, the Executive shall be eligible to receive equity incentive awards pursuant to the Company’s equity compensation plans, as may be in effect from time to time. In addition, the Executive shall receive the equity incentive awards described below. The terms and conditions of each of the Executive’s equity awards shall be set forth in separate award agreements between the Executive and the Company and shall be subject to the terms and conditions of the Company’s equity compensation plans and/or such award agreements.

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Stock Options: On or about the Start Date, the Executive will be granted an option to purchase 50,000 shares of Common Stock pursuant to the Company’s Amended and Restated 2004 Omnibus Stock Plan (the “Plan”). The option will have a term of 7 years and will cliff vest on the fifth anniversary of the grant date, subject to the Executive’s employment with the Company on such date (except as otherwise provided below in the event of a termination of the Executive’s employment without Cause (as defined below)). The option will have an exercise price equal to fair market value on the grant date.

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Time-Vested Deferred Stock Units: On or about the Start Date, the Executive will be granted 50,000 shares of time-vested deferred stock units (including dividend equivalents payable thereon promptly after vesting thereof) under the Plan or subject to terms consistent therewith. The award of time-vested deferred stock units will cliff vest (and be promptly settled, together with all dividend equivalents accrued thereon) on the fifth anniversary of the grant date, provided that the Executive remains employed by the Company on such date (except as otherwise provided below in the event of a termination of the Executive’s employment without Cause). Dividend equivalents on the time-vested deferred stock units will be settled in shares of Common Stock having a fair market value on the settlement date equal to the dividend equivalents accrued through the vesting period.

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Performance-Contingent Stock Units:[2] The Executive will be granted an award of performance-contingent stock units, or PCSU, under the Plan which shall be subject to both time-based vesting requirements and performance requirements. The maximum amount payable with respect to the PCSU award shall be $40,000,000.[3]

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The time-based vesting requirements will be satisfied if any of the three following conditions is met: (i) the Executive has been continuously employed by the Company from the grant date through and including the fifth anniversary of the Start Date, (ii) on or prior to the fifth anniversary of the Start Date, the Executive’s employment was terminated by the Company without Cause, by the Company due to Total Disability or as the result of the Executive’s death or (iii) on or prior to the fifth anniversary of the Start Date but on or after the occurrence of a Sale of the Company, the Executive terminates his employment for Good Reason (and in the case of clauses (ii) and (iii), the Executive or his estate (as applicable) has executed and not revoked the release of claims described below in “Severance”). Additionally, in the event of such a termination of employment by the Company due to Total Disability, the Executive must acknowledge that his termination is due to Total Disability and that he does not have any claims against the Company (other than for vested benefits and earned but unpaid compensation).

▪	The performance requirements will be satisfied with respect to any period of 90 consecutive trading days during the Measurement Period (each such 90-day period a “Performance Period”) as follows:

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2 The Minimum Hurdle and Maximum Hurdle amounts will contain language providing for equitable adjustments in the event of stock splits, stock dividends and similar events.

3 The PCSU award will be split into two separate awards, each delivering a value equal to approximately one-half of the total value described in this term sheet. The first PCSU award will be granted shortly after the commencement of employment, and the second PCSU award will be granted within 10 business days after the beginning of 2015 (subject to Executive’s continued employment with the Company on such grant date).

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•	If the Reference Price is below the Reference Price Minimum Hurdle, then the performance requirements shall not be treated as being satisfied for that Performance Period.

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If the Reference Price equals $27.76 (the “Minimum Hurdle”) and no portion of the performance requirements have been previously satisfied, then the performance requirements shall be treated as being satisfied for $15,000,000.

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If the Reference Price equals or exceeds $41.64 (the “Maximum Hurdle”), then an additional portion of the performance requirements shall be satisfied such that the performance requirements shall be treated as being satisfied for the current and all prior Performance Periods for an aggregate of $40,000,000.

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If the Reference Price exceeds the Reference Price Minimum Hurdle but is less than the Maximum Hurdle, then an additional portion of the performance requirements shall be satisfied such that the performance requirements shall be treated as being satisfied for the current and all prior Performance Periods for an aggregate of $15,000,000, plus the product of $25,000,000 and a fraction, the numerator of which equals the difference between the Reference Price and the Minimum Hurdle and the denominator of which equals the difference between the Maximum Hurdle and the Minimum Hurdle.

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With respect to the portion of the PCSU award for which both the time-based vesting requirements and the performance requirements have been satisfied, such portion shall be settled in a lump sum cash payment (less all applicable withholdings and deductions) within 30 days after the fifth anniversary of the Start Date; provided, however, that if Executive’s employment is terminated prior to the fifth anniversary of the Start Date (X) due to death, such settlement shall occur within 60 days after the date of such death or (Y) by the Company due to Total Disability, by the Company without Cause or, on or after a Sale of the Company, by the Executive for Good Reason, then such settlement shall instead occur within 60 days after the earlier of the day that is 6 months following Executive’s date of termination of employment or the fifth anniversary of the Start Date, subject, in each case of clause (X) and (Y), to Executive’s or his estate’s execution of the release described below in “Severance” (including during the time period set forth therein).[4]

Attachment 1 contains an example of the performance requirements, which is incorporated herein by reference.

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4 To the extent required by Section 409A of the Internal Revenue Code, settlement (and any other payments hereunder) will be delayed until the first day of the seventh month following such termination of employment (to the extent they otherwise would have been paid within six months after termination of employment).

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For purposes of the PCSU award, the following terms shall have the meanings provided below:

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“Daily Value” on any date shall mean the sum of (x) the closing price of actual sales of Common Stock on the New York Stock Exchange (“NYSE”) on such date or, if there are no such sales on such date, the closing price of Common Stock on the NYSE on the last preceding date on which there was a sale; or if Common Stock is not then listed on the NYSE, (i) the per share closing price on such date on any other U.S. national securities exchanges on which Common Stock is listed or (ii) if not so listed and Common Stock is publically traded on an inter-dealer quotation system, the closing price on such date on such system, plus (y) the aggregate per share extraordinary cash dividends on the Common Stock having a record date that occurs on or after the commencement of the Measurement Period but on or before the date on which Daily Value is being determined. Notwithstanding the foregoing, during the Sale Period, the Daily Value shall equal 83.33% of the amount determined in the preceding sentence.

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“Good Reason” shall mean any to occur, without the Executive’s explicit prior written consent, of: (i) a material office relocation of 50 or more miles, (ii) a material reduction in Executive’s title, duties or responsibilities (which shall include, without limitation, (a) a requirement that the Executive report to anyone other than the Board, (b) a requirement that any other employee of the Company report to someone other than the Executive or his designee, unless otherwise required by law, rule or regulation and (c) the Executive ceasing to be the chief executive officer of the Company or its successor, but shall not be triggered solely by reason of a Sale of the Company in which the Common Stock of the Company ceases to be publicly-traded on a national securities exchange), and (iii) a material reduction in Base Salary. A termination under clause (ii) shall be for Good Reason only if Executive provides the Board with notice of the event alleged to constitute Good Reason within 30 days after Executive’s knowledge of its occurrence, the Board fails to cure such act within 30 days after receipt of such notice and Executive terminates his employment within 30 days after such cure period expires uncured.

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“Measurement Period” shall mean the period commencing on the grant date and ending on the earliest of (A) the fifth anniversary of the Start Date, (B) the date of the termination of the Executive’s employment for any reason other than by the Company without Cause or due to death or Total Disability, (C) the six month anniversary of the date of the termination of the Executive’s employment by the Company without Cause (provided that the extension of the Performance Period under this clause (C) beyond the termination of the Executive’s employment is conditioned on the Executive’s satisfaction of the release requirement described below in “Severance”), (D) the date of the termination of the Executive’s employment due to death or Total Disability or (E) the occurrence of a Sale of the Company.

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“Reference Price” means, for any Performance Period, the highest Daily Value that meets each of the following criteria: (i) the 90 day average Daily Value during such Performance Period, (ii) the highest Daily Value that is reached for 60 of the 90 trading days (whether or not consecutive) during such Performance Period[5] and (iii) the lowest Daily Value during the last 20 days during such Performance Period. Notwithstanding the foregoing, if a Sale of the Company occurs on or prior to the expiration of the Measurement Period, then the Reference Price for such Performance Period ending on the date of consummation of the Sale of the Company shall equal the Sale Price.

▪	“Reference Price Minimum Hurdle” means the greater of the Minimum Hurdle and the highest Reference Price for any previously completed Performance Period.

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“Sale of the Company” shall mean any person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires (by merger or pursuant to an offer which was open to all shareholders) ownership of stock of the Company that constitutes more than 90 percent of all outstanding stock of the Company.

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“Sale Period” means the period commencing on the date on which a public announcement is made regarding a transaction that, if consummated, would result in a Sale of the Company and ending on the earlier of (i) the date on which a Sale of the Company is consummated, (ii) the date on which the agreement that would give rise to a Sale of the Company is terminated or (iii) the date on which the Company or the prospective acquiror publicly announces that such transaction is no longer being pursued.

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“Sale Price” means 83.33% of the sum of (x) the per-share Common Stock consideration paid in a Sale of the Company, plus (y) all per-share extraordinary cash dividends on the Common Stock having a record date during the Measurement Period.

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General Employee Benefits: During the Executive’s employment with the Company, the Executive shall be eligible to participate in the Company’s employee benefit plans (such as health, medical, dental, life insurance, retirement, and deferred compensation plans) on the same basis as the Company’s other senior executive officers. The Executive will also be eligible to participate in the Company’s Executive Stock Purchase Opportunity Program (a copy of which has been provided with this term sheet), pursuant to which the Company will grant the Executive a designated number of unvested shares of Common Stock for each share of Common Stock purchased by the Executive. In addition, the Executive shall be encouraged to take reasonable vacation at such times as are mutually convenient to the Executive and the Company, but shall not have a fixed number of vacation days per year.

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5 This subsection (ii) is illustrated as follows. If the Daily Value for each of the first 30 trading days of a Performance Period is $30, and the Daily Value on the 31st day is $32.00 and increases by one penny on each of the following 59 trading days during such Performance Period, the highest Daily Value achieved for 60 of the trading days during such Performance Period is $32.00.

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Expense Reimbursement: The Company shall reimburse the Executive for all reasonable and itemized out-of-pocket expenses incurred by the Executive in the ordinary course of the Company’s business, provided such expenses are properly reported to the Company in accordance with its accounting procedures.

•	Termination: The Executive’s employment with the Company may be terminated as follows:

o	Termination due to Death: The Executive’s employment shall terminate immediately upon the Executive’s death.

o
Termination due to Total Disability: The Company may terminate the Executive’s employment due to the Executive’s “Total Disability,” which shall have the same meaning as in the Company’s Long Term Disability Benefits Program, or such other comparable program as may then be in effect that provides long term disability coverage to the Company’s management employees.

o
Termination for Cause/Termination without Cause: The Company may immediately terminate the Executive’s employment with or without “Cause.” Cause shall mean (i) the Executive’s conviction of, or entry of a plea of either guilty or no contest to a charge of, commission of a felony or other crime involving moral turpitude; (ii) the Executive’s willful continued failure or refusal to perform his duties; (iii) the Executive’s willful misconduct or gross negligence in connection with the performance of the Executive’s duties that materially adversely affects the performance of his duties or results in material damage to the Company or (iv) the Executive’s material breach of any of the terms or conditions of the Agreement; provided that the Company provides written notice to the Executive of its intention to terminate the Executive for Cause under clause (ii) or (iv) and the Executive fails to cure such grounds for Cause within ten days after the notice was given to the Executive.  For purposes hereof, no act or omission to act will be “willful” if conducted in good faith or with a reasonable belief that such act or omission was in the best interests of the Company.

o
Termination by Executive: The Executive may terminate the Executive’s employment with the Company at any time and for any reason upon 90 days advance written notice to the Company (provided that the Company may shorten such notice period in its sole discretion).

Upon any termination of employment, the Executive shall resign from all positions the Executive holds with the Company and its subsidiaries and affiliates.

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Severance: Upon any termination of the Executive’s employment, the Executive shall be entitled to receive all accrued but unpaid base salary and all vested benefits earned under the Company’s employee benefit plans in accordance with the terms thereof. In addition, in the event that the Company terminates the Executive’s employment without Cause (other than due to Total Disability), the Executive shall be entitled to receive (A) continued base salary for a period of (I) six months if such termination occurs on or before the first anniversary of the Start Date or (II) three months if such termination occurs after the first anniversary of the Start Date but on or before the second anniversary thereof, and no salary continuation shall be provided if such termination occurs after the second anniversary of the Start Date; (B) payment of any earned but unpaid annual incentive bonus for a previous completed year; (C) a pro-rated bonus for the year in which such termination occurs, based on actual results (as determined without

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any exercise of negative discretion) multiplied by a fraction, the numerator of which is the number of days employed in the fiscal year through the date of termination and the denominator of which is 365; (D) pro-rated vesting of the Executive’s option and time-vested deferred stock unit awards in an amount equal to the product of (I) the number of shares underlying such award times (II) a fraction, the numerator of which is the number of days in the period commencing on the grant date and ending on the termination date and the denominator of which is 1825 (with such time-vested deferred stock unit award to be settled, together with accrued dividend equivalents on the units that become so vested, within 60 days after such termination of employment); and (E) any amount of the PCSU award with respect to which the performance requirements were achieved as of the end of the Measurement Period (with such amount to be settled as provided above ). Any bonus described above will be paid at the time bonuses for the relevant year are paid to the Company’s executive officers.

The Executive’s receipt of the severance benefits described in the preceding sentence shall be subject to the Executive’s execution and non-revocation of a general release of claims in a form to be agreed and attached to definitive employment agreement as an exhibit (such that such release is effective within 60 days after the termination date), as well as the Executive’s continued compliance with any restrictive covenants by which the Executive is bound. In addition, the Company’s obligation to provide the severance benefits set forth in clause (A) shall terminate on the date on which the Executive becomes employed by a new employer.6

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Restrictive Covenants: The Executive shall be subject to restrictive covenants regarding confidentiality (applicable at all times during and after employment), intellectual property and inventions assignment (applicable at all times during and after employment), competition (applicable during employment and continuing until one year following termination) and solicitation of employees, clients and customers (applicable during employment and continuing until one year following termination). The Executive shall be subject to a non-disparagement covenant (applicable at all times during and after the Executive’s employment) and the Company shall not, except as required by applicable law, rule or regulation, authorize any of its senior executive officers to make any disparaging statements regarding the Executive.

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Reimbursement of Legal Fees: The Company shall reimburse the Executive for the legal fees and expenses that the Executive incurs in connection with the negotiation and execution of this term sheet (this “Term Sheet”) and the Agreement, but not in an amount in excess of $25,000.

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Indemnification: During the Executive’s employment with the Company, the Executive shall be afforded the full protection of the indemnification and coverage as an insured under directors and officers liability insurance generally available to officers and directors under the Company’s by-laws (a summary of such coverage has been provided with this Term Sheet).

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Governing Law: This Term Sheet and the Agreement shall be governed by and enforced in accordance with the laws of the State of Delaware without giving effect to the conflicts of law provisions thereof.

•	Miscellaneous: All incentive compensation awarded to the Executive shall be subject to the Company’s general clawback policy. The exclusive venue for any dispute between the
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6 To the extent required by Section 409A of the Internal Revenue Code, if the 60 day release period overlaps two calendar years, then any severance benefits that would otherwise be paid in such first calendar year shall be paid on the first payroll date following such second calendar year.

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Executive and the Company relating to this Term Sheet or the Executive’s employment shall be the United States District Court for the Eastern District of Pennsylvania (or, if there is not federal jurisdiction, the state and local courts of the Commonwealth of Pennsylvania, Philadelphia County).

[signature page follows]

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Agreed to and Accepted (provided that this Term Sheet shall be superseded in its entirety by the Agreement upon its execution):

CDI CORP.	EXECUTIVE

/s/ Barton J. Winokur	/s/ Scott J. Freidheim
Name: Barton J. Winokur	Scott J. Freidheim

Title: Director

Date: 8/12/14	Date: August 12, 2014

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ATTACHMENT 1

Hypothetical 1

•	Prior to the Performance Period commencing on October 1, 2016, the performance requirements have not been satisfied and no extraordinary cash dividends have been declared.

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With respect to the Performance Period commencing on October 1, 2016, (i) the average Daily Value equals $30.33, (ii) the Daily Value for 30 of such trading days was $33.00, the Daily Value for another 30 of such trading days was $28.00 and the Daily Value for another 30 of such trading days was $30.00 and (iii) the lowest Daily Value during the last 20 trading days was $33.

•
Based on the foregoing, the Reference Price for such Performance Period is $30. Because $30 is greater than the Reference Price Minimum Hurdle (which as of the end of such Performance Period was $27.76), the performance requirements for the Performance Period commencing on October 1, 2016 were satisfied for $19,034,582.13 (which equals $15,000,000 + ($25,000,000 X (($30.00 - $27.76) / ($41.64-$27.76))).

Hypothetical 2

•	The facts are the same as Hypothetical 1.

•	Prior to the end of the Performance Period commencing on March 1, 2017, no additional portion of the performance requirements have been satisfied.

•	With respect to the Performance Period commencing on March 1, 2017, the Reference Price is determined to be $29.85.

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Based on the foregoing, the Reference Price did not exceed the Reference Price Minimum Hurdle (which at such time was $30.00), and as such, the performance requirements were not satisfied during such Performance Period. However, the performance requirements for the previous Performance Period (commencing on October 1, 2016) remain satisfied in an amount equal to $19,034,582.13.

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Hypothetical 3

•	The facts are the same as Hypotheticals 1 and 2.

•	Prior to the end of the Performance Period commencing on July 2, 2017, no additional portion of the performance requirements have been satisfied.

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With respect to the Performance Period commencing on July 2, 2017, (i) the average Daily value equals $32.33, (ii) 30 trading days during such period had a Daily Value of $33.00, while the other 60 trading days had a Daily Value of $32.00 and (iii) the lowest Daily Value for the last 20 trading days was $33.00.

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Based on the foregoing, the Reference Price was $32.00. Because $32.00 is greater than the Reference Price Minimum Hurdle (which as of the end of such Performance Period was $30.00), the performance requirements for the Performance Period commencing on July 2, 2017 were satisfied. As the result of such achievement, the aggregate amount with respect to which the performance requirements are satisfied for such Performance Period and all prior Performance Periods equals $22,636,887.61 ($15,000,000 + ($25,000,000 X (($32.00-$27.76) / ($41.64-$27.76)). Because the performance requirements were already satisfied for $19,034,582.13, the additional amount with respect to which the performance requirements were satisfied for the Performance Period commencing on July 2, 2017 was $3,602,305.48 ($22,636,887.61 - $19,034,582.13).

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